MERGER AGREEMENT AND

                             PLAN OF REORGANIZATION



          This MERGER AGREEMENT and PLAN OF REORGANIZATION (the "Agreement") dated as of June 21, 1999 is by and among MEMBER NET, INC. (" MNI"), a California corporation whose principal office is located at 9551 Irondale Avenue, Chatsworth, California 91311 and the Shareholders of MNI set forth on the signature page hereto, and NEWAGECITIES.COM, INC. ("NACT"), an Idaho corporation whose principal office is located at 1181 S. Rogers Circle, Suite 5, Boca Raton, Florida 33487, and Newagecities.com ("SUB"), a Florida corporation, and a wholly-owned subsidiary of NACT.

                                    RECITALS

      A. NACT is scheduled to launch an Internet website with the domain name www.newagecities.com, by August of 1999. The site is intended to be commerce enabled merchant community and portal website, specifically targeted to a demographic audience sometimes collectively referred to as "New Age." NACT is authorized to issue 45,000,000 shares of Common Stock, par value $0.02 (the "NACT Shares") of which 3,599,749 shares is issued and outstanding.

              B. MNI owns an Internet website with the domain name www.mindbodysoul.com, which is marketed to the "New Age" demographic audience. MNI owns licenses for the use of a variety of Internet tools such as web-based e-mail, a search engine and an Internet guide.

          C. NACT desires to acquire ownership of MNI by causing MNI to be merged with and into SUB and SUB shall be the surviving corporation. NACT will issue two million five hundred thousand (2,500,000) shares of Common Stock, par value $.02 (the "NACT Common Stock"), to be issued to the MNI shareholders in exchange for all of the MNI Common Stock issued and outstanding (the "MNI Stock"), at a ratio as herein set forth. In addition, NACT will issue one million (1,000,000) warrants to purchase up to one million (1,000,000) shares of NACT common stock at the exercise price of $2.25 per share, to be issued to the shareholders



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    of MNI, at the same ratio as herein set forth for the MNI
    Stock.

          D. The respective Boards of Directors of MNI, NACT and SUB deem it desirable and in the best interests of their respective corporations, and of their respective stockholders, that MNI be merged into and with SUB in accordance with the Florida Business Corporation Act ("FBCA") and the California General Corporation Law ("CGCL"), as a result of which SUB, the surviving corporation, and the holders of the outstanding capital stock of MNI will receive the consideration hereinafter set forth.

          E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         F. The parties have executed a Letter of Intent dated May 25, 1999 (the "LOI") providing for the aforesaid merger.

         NOW, THEREFORE, in consideration of the terms, conditions, agreements and covenants contained herein, and in reliance upon the representations and warranties contained in this Agreement, the parties hereto agree as follows:

                                       I.

                         MERGER OF MNI WITH AND INTO SUB

          1.1 Merger and Survival of NACT: In the manner and subject to the terms and conditions set forth herein, MNI shall be merged with and into SUB (the "Merger") in accordance with the provisions of, and with the effect provided in the respective corporate laws of the parties. SUB shall be the surviving corporation after the Merger and shall continue to exist as a corporation created and governed by the laws of the State of Florida.

          1.2 Effective Date: If all of the conditions precedent to the obligations of each of the parties hereto as hereinafter set forth shall have been satisfied or shall have been


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



    waived, the Merger shall become effective on the date (the "Effective Date") the certificate of merger, in the form set forth as Exhibit 1 hereto, will be presented for filing with the Secretary of State of Florida and the Secretary of State of California (the "Merger Filings"). This shall take place on or as soon as practical after, the Closing Date as defined herein.

              1.3 Shares of the Constituent and Surviving Corporations: The manner and basis of converting the shares of MNI Stock into shares of NACT Common Stock shall be as follows:

          (a) Conversion Ratio:

                       (1) Each share of MNI Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, or any other action whatsoever, be converted into two hundred and fifty (250) shares of validly issued, fully paid and nonassessable shares of NACT Common Stock (sometimes referred to as "NACT Merger Stock");

                       (2) Each issued share of SUB shall remain unchanged,

                       (3) NACT shall issue a maximum of 2,500,000 shares of common stock,

                       (4) Each share of MNI Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, or any other action whatsoever, be issued one hundred (100) warrants to purchase shares of NACT common stock at the exercise price of $2.25 per share,

                       (5) NACT shall issue a maximum of 1,000,000 warrants.

                       (6) If, within the first 24 months following the Closing, the shares of NACT common stock should fall to an average publicly traded price of $2.25 or less, for 10 consecutive days, MNI and the Selling Shareholders are hereby granted, pro rata, the right to receive an additional 500,000 warrants to purchase NACT common stock at the lowest publicly traded price in that 10 day period.


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

          1.4 No Liability: Except as specifically provided in Section 9.3, it is the intention of the parties, that MNI shall be debt free after giving effect to application of MNI assets provided in Section 9.3.

       1.5 Effect of Merger: As of the Effective Date, all of the following shall occur:

       (a) The separate existence and corporate organization of MNI (except insofar as they may be continued by statute) shall cease and SUB, as the corporation surviving the Merger, shall possess the rights, privileges, powers and franchises, and be subject to all the restrictions, disabilities and duties of, the constituent corporations in the manner specified in the respective corporate laws of NACT and MNI.

          (b) The Certificate of Incorporation of SUB, as in effect on the Effective Date, shall continue in effect without change or amendment.

          (c) The by-laws of SUB, as in effect on the Effective Date, shall continue in effect without change or amendment.

          (d) Upon the Effective Date, the Board of Directors of SUB and NACT shall consist of 3 members appointed by NACT, 3 members appointed by MNI and 1 "neutral" member appointed by mutual consent of MNI and NACT. The compensation committee of the Board of Directors shall consist of 1 Board member appointed by MNI, 1 Board member appointed by NACT and the "neutral" Board member.

          1.6 Disclosure Schedules: Simultaneously with the execution of this Agreement, (a) MNI shall deliver a schedule relating to MNI (the "MNI Disclosure Schedule"), and (b) NACT shall deliver a schedule relating to NACT (the "NACT Disclosure Schedule" and collectively with the MNI Disclosure Schedule, the "Disclosure Schedules") setting forth the matters required to be set forth in the Disclosure Schedules as described elsewhere in this Agreement. The Disclosure Schedules shall be deemed to be part of this Agreement.

                                       II

            CONDUCT OF BUSINESS PENDING CLOSING; STOCKHOLDER APPROVAL


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




           MNI and NACT covenant that between the date hereof and the Closing Date (as hereinafter defined):

          2.1 Access by NACT: MNI shall afford to NACT and to NACT's counsel, accountants and other representatives full access, during normal business hours, throughout the period prior to the Closing Date, (a) to all of the books, contracts and records of MNI and shall furnish NACT during such period with all information concerning MNI that NACT may reasonably request and (b) to the properties of MNI in order to conduct inspections at NACT's expense to determine that MNI is operating in material compliance with all applicable federal, state and local and foreign statutes, rules and regulations, and that MNI's assets are substantially in the condition and of the capacities represented and warranted in this Agreement. Any such investigation or inspection by NACT shall not be deemed a waiver of, or otherwise limit, the representations, warranties and covenants contained herein.

          2.2 Conduct of Business: During the period from the date hereof to the Closing Date, the business of MNI shall be operated by MNI in the usual and ordinary course of such business and in material compliance with the terms of this Agreement. Without limiting the generality of the foregoing:

          (a) MNI shall use its reasonable efforts to (i) keep available the services of the present agents of MNI; (ii) complete or maintain all existing arrangements including but not limited to filings, licensing, affiliate arrangements, transferals, leases and other arrangements referred to in Sections 3.6(a) through 3.6(d) in full force and effect in accordance with their existing terms; (iii) maintain the integrity of all confidential information of MNI; (iv) comply in all material respects with all applicable laws; and (vi) preserve the goodwill of, and MNI's business and contractual relationship with, suppliers, customers and others having business relations with MNI; and

    (b) MNI shall not (i) sell or transfer any of its assets or property; (ii) shall not make any distribution, whether by dividend or otherwise, to any of its stockholders or employees except for compensation to employees and payments to associated companies for goods and services, in the usual and ordinary course of business; (iii) not declare any


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

    dividend or other distribution; (iv) redeem or otherwise acquire any shares of its capital stock or other securities; (v) issue or grant rights to acquire shares of its capital stock or other securities; or (vi) agree to do any of the foregoing.

          2.3 Exclusivity to NACT: MNI and its officers, directors, representatives and agents, from the date hereof until the Closing (unless this Agreement shall be earlier terminated as hereinafter provided), shall not hold discussions with any person or entity, other than NACT, concerning the Merger, or solicit, negotiate or entertain any inquiries, proposals or offers to purchase the business of MNI or the shares of capital stock of MNI from any person other than NACT, or, except in connection with the normal operation of MNI's business, disclose any confidential information concerning MNI to any person other than NACT and NACT's representatives or agents. MNI shall promptly notify NACT of any such Third Party Inquiry.

          2.4 Stockholder Approval: The Board of Directors of MNI has determined that the Merger is fair to and in the best interests of their stockholders and have approved and adopted this Agreement and the Merger. The approval of MNI'S shareholders shall be sought as soon as possible. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by MNI the valid and binding obligations of MNI, enforceable in accordance with their respective terms.


                                       III

                      REPRESENTATIONS AND WARRANTIES of MNI

          Except as set forth in the MNI Disclosure Schedule, MNI represents and warrants to NACT as follows, with the knowledge and understanding that NACT is relying materially upon such representations and warranties:

          The term "Knowledge" as used in this Agreement with respect to a party's awareness of the presence or absence of a fact, event or condition shall mean (a) actual knowledge or, (b) the knowledge that would be obtained if such party conducted itself faithfully and exercised a sound discretion in the management of his own affairs.

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


          3.1 Organization and Standing: MNI is a corporation duly organized, validly existing and in good standing under the laws of the State of California. MNI has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary under applicable law except where the failure to qualify (individually or in the aggregate) will not have any material adverse effect on the business or prospects of MNI. The copies of the Articles of Incorporation, By-laws and minute books of MNI, as amended to date and delivered to NACT, are true and complete copies of these documents as now in effect. The minute books of MNI are accurate in all material respects.

          3.2 Capitalization: The authorized capital stock of MNI, the number of shares of capital stock, which are issued and outstanding, the par value thereof and the record and beneficial holders thereof are as set forth in the MNI Disclosure Schedule. All of such shares of capital stock that are issued and outstanding are duly authorized, validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any person. There are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which MNI is a party or by which it is bound, calling for any issuance, transfer, sale or other disposition of any class of securities of MNI. There are no outstanding securities convertible or exchangeable, actually or contingently, into common stock or any other securities of MNI.

      3.3 Subsidiaries: MNI owns no subsidiaries nor does it own or have an interest in any other corporation partnership, joint venture or other entity.

          3.4 Authority: MNI's Board of Directors has determined that the Merger is fair to and in the best interests of MNI's stockholders and has approved and adopted this Agreement and the Merger and has adopted a resolution recommending approval and adoption of this Agreement and the Merger by MNI's stockholders. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by MNI in accordance herewith, the valid and binding obligations of MNI, enforceable in accordance with their respective terms.


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

          3.5 Assets: MNI has good and marketable title to or licenses to all of the assets and properties, which it purports to own as reflected on the most recent balance sheet comprising a portion of the MNI Financial Statements (as hereinafter defined), or thereafter acquired, or are otherwise useful in the business of MNI. No material portion of the assets of MNI is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to their knowledge, has any such condemnation, expropriation or taking been proposed. None of the material assets of MNI is subject to any restriction that would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.

       3.6 Contracts and Other Commitments:

          (a) Schedule A of MNI Disclosure Schedule consists of a true and complete list of all contracts, agreements, licenses, commitments and other instruments (whether oral or written) to which MNI is a party that (i) involve a receipt or an expenditure by MNI or a company subsidiary or require the performance of services or delivery of goods to, by, through, on behalf of or for the benefit of MNI, which in each case, relates to a contract, agreement, commitment or instrument that either (A) requires payments or receipts in excess of $10,000 per year or (B) is not terminable by MNI on notice of thirty (30) days or less without penalty or MNI being liable for damages, or (ii) involve an obligation for the performance of services or delivery of goods by MNI that involves an amount in excess of $7,500 that cannot or in reasonable probability will not, be performed within thirty (30) days from the dates as of which these representations are made.

          (b) All of the contracts, agreements, commitments and other instruments described in Schedule A of MNI Disclosure Schedule (individually, "Contract and collectively, the "Contracts") are valid and binding upon MNI, as applicable, and to its knowledge, the other parties thereto and are in full force and effect and enforceable, in accordance with their terms, and neither MNI, nor to its knowledge, any other party to any Contract has breached any provision of, and no event has occurred which, with the lapse of time or


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

    action by a third party, could result in a material default under, the terms thereof. To its knowledge, no stockholder of MNI has received any payment from any contracting party in connection with or as an inducement for causing MNI to enter into any Contract.

          3.7 Litigation: There is no claim, action, proceeding, or investigation pending or, to its knowledge, threatened against or affecting MNI before or by any court, arbitrator or governmental agency or authority which, in its reasonable judgment, could have a material adverse effect on the operations or prospects of MNI. There is no strike or unresolved labor dispute relating to MNI's employees who, in its judgment, could have a material adverse effect on the business or prospects of MNI. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against MNI or asserted against MNI that has not been paid. There are no Tax liens upon the assets of MNI. There is no valid basis, to the knowledge of MNI, except as set forth in the MNI Disclosure Schedule, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to MNI by any governmental authority.

              3.8 Taxes: For purposes of this Agreement, (A) "Tax" (and, with correlative meaning, "Taxes") shall mean any federal, state, local or foreign income, alternative or add-on minimum, business, employment, franchise, occupancy, payroll, property, sales, transfer, use, value added, withholding or other tax, levy, impost, fee, imposition, assessment or similar charge together with any related addition to tax, interest, penalty or fine thereon; and (B) "Returns" shall mean all returns (including, without limitation, information returns and other material information), reports and forms relating to Taxes.

          (a) MNI has duly filed all Returns required to be filed by it other than Returns (individually and in the aggregate) where the failure to file would have no material adverse effect on the business or prospects of MNI. All such Returns were, when filed, and, to the best of MNI's knowledge, are accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. MNI has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date.

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

          (b) MNI is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and, to the knowledge of MNI, no claim for assessment or collection of any Tax related to MNI has been asserted against MNI that has not been paid. There are no Tax liens upon the assets of MNI. There is no valid basis, to the knowledge of MNI, except as set forth in the MNI Disclosure Schedule, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to MNI by any governmental authority.

          3.9 Compliance with Laws and Regulations: To the best of its knowledge, MNI has complied and is presently complying, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local and foreign) applicable to it in all jurisdictions where the business of MNI is conducted or to which MNI is subject, including, without limitation, all applicable federal and state securities laws, civil rights and equal opportunity employment laws and regulations, and all federal, antitrust, antimonopoly and fair trade practice laws. They do not know of any assertion by any party that MNI is in violation in any material respect of any such laws, rules, regulations, orders, restrictions or requirements with respect to its operations and no notice in that regard has been received by MNI.

          3.10 Hazardous Materials: To its knowledge MNI has not violated, or received any written notice from any governmental authority with respect to the violation of any law, rule, regulation or ordinance pertaining to the use, maintenance, storage, transportation or disposal of "Hazardous Materials." As used herein, the term 'Hazardous Materials` means any substance now or hereafter designated pursuant to Section 307(a) and 311
    (b)(2)(A) of the Federal Clean Water Act, 33 USC Section 1317(a), 1321(b)(2)(A), Section 112 of the Federal Clean Air Act, 42 USC Section 3412, Section 3001 of the Federal Resource Conservation and Recovery Act, 42 USC Section 6921, Section 7 of the Federal Toxic Substances Control Act, 15 USC Section 2606, or Section 101(14) and Section 102 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC Section 9601(14), 9602.

          3.11 Regulation: MNI is not required to obtain any licenses, permits, approvals or authorizations or make any


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

    filings with any federal or state regulatory agency or authority to conduct its business as presently conducted or as presently proposed to be conducted.

          3.12 No Breaches: The making and performance of this Agreement and the transactions contemplated hereby will not (i) conflict with or violate the Certificate of Incorporation or the by-laws of MNI, (ii) violate any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which MNI is a party or by which MNI or any of its businesses, or operations may be bound or affected or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any material asset of MNI under, or create any rights of termination, cancellation or acceleration in any person under, any Contract.

          3.13 Employees: MNI has no employees that are represented by any labor union or collective bargaining unit.

          3.14 Financial Statements: The MNI Disclosure Schedule contains unaudited balance sheets of MNI as of June 30, 1999 and related unaudited statements of operations, cash flows and stockholders' equity of MNI for the periods ended at such date (collectively the "Financial Statements"). The Financial Statements present fairly, in all material respects, the financial position on the dates thereof and results of operations of MNI for the periods indicated, prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied. MNI's Financial Statements are capable of being audited in accordance with Regulation S-X, promulgated by the Securities and Exchange Commission. There are no assets of MNI, the value of which is materially overstated in said balance sheets.

          3.15 Absence of Certain Changes or Events: Except, as set forth in the MNI Disclosure Schedule, since June 30, 1999 (the "Balance Sheet Dates"), there has not been:

                       (a) any material adverse change in the financial condition, properties, assets, liabilities or business of MNI;

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

                       (b) any material damage, destruction or loss of any material properties of MNI, whether or not covered by insurance;


                       (c) any material adverse change in the manner in which the business of MNI has been conducted;


                      (d) any material adverse change in the treatment and protection of trade secrets or other confidential information of MNI; and

                     (e) any occurrence not included in paragraph (a) through
           (d) of this Section 3.15 which has resulted, or which MNI has reason to believe, might be expected to result in a material adverse change in the business or prospects of MNI.

              3.16 Government Licenses, Permits, Authorizations: MNI has all material governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted ("Licenses and Permits").

              3.17 Employee Benefit Plans: MNI has no employee benefit plans.

              3.18 Business Locations: MNI does not own or lease any real or personal property in any state or country.

              3.19 Intellectual Property: Schedule B of the MNI Disclosure Schedule sets forth a complete and correct list and summary description of all intellectual property, including computer software, trademarks, trade names, service marks, service names, brand names, copyrights and patents, registrations thereof and applications therefore, applicable to or used in the business of MNI, together with a complete list of all licenses granted by or to MNI with respect to any of the above. All such trademarks, trade names, service marks, service names, brand names, copyrights and patents or licenses pertaining thereto are owned by MNI, free and clear of all liens, claims, security interests and encumbrances of any nature whatsoever. MNI is not in violation or

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

    infringing, and MNI is not knowingly violating or infringing, the rights of others in any trademark, trade name, service mark, copyright, patent, trade secret, know-how or other intangible asset. Such Intellectual Property as described in Schedule B, is sufficient for MNI's operations as presently and as proposed to be conducted.

              3.20 Existing Arrangements: Except as set forth in the MNI Disclosure Schedule, MNI has no knowledge that, either as a result of the actions contemplated hereby or for any other reason (exclusive of expiration of a contract upon the passage of time), any entity having an arrangement with MNI identified in Schedule A will not continue to conduct business with NACT after the Closing Date in substantially the same manner as it has conducted business with MNI in the past.

              3.21 Governmental Approvals: Except as set forth in Section 1.2 as to the Merger Filing, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by MNI with, any governmental authority, domestic or foreign, federal, state or local, is required in connection with MNI's execution, delivery and Performance of this Agreement.

              3.22 Transactions with Affiliates: MNI is not indebted for money borrowed, either directly or indirectly, from any of its officers, directors, or any Affiliate (as defined below), in any amount whatsoever; nor are any of its officers, directors, or Affiliates indebted for money borrowed from MNI; nor are there any transactions of a continuing nature between MNI and any of its officers, directors, or Affiliates not subject to cancellation which will continue beyond the Effective Date, including, without limitation, use of the assets of MNI for personal benefit with or without adequate compensation. For purposes of this Agreement, the term "Affiliate" shall mean any person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. As used in the foregoing definition, the term (i) "control" shall mean the power through the ownership of voting securities, contract or otherwise to direct the affairs of another person and (ii) "person" shall mean an individual, firm, trust, association, corporation, partnership, government (whether federal,

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

    state, local or other political subdivision, or any agency or bureau of any of them) or other entity.

              3.23 No Distributions: MNI has not made nor has any intention of making any distribution or payment to any Shareholder with respect to the MNI Stock.

              3.24 Liabilities: To the best of its knowledge MNI has no material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise ("Liabilities"), whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement, other than (i) Liabilities fully and adequately reflected or reserved against on the MNI Balance Sheet, (ii) Liabilities incurred since the Balance Sheet Date in the ordinary course of the business of MNI, or
    (iii) Liabilities otherwise disclosed in this Agreement, including the exhibits hereto and Disclosure Schedule.

              3.25 Employee Compensation Plans: MNI is not party to, or bound by any currently effective employment contracts, deferred compensation agreements, bonus plans, incentive plans, profit sharing plans, stock option or equity incentive plans, retirement agreements or other employee compensation agreements. Subject to applicable law, the employment of each officer and employee of the Company is terminable at the will of the Company.

              3.26 Accounts Receivable: All accounts receivable of MNI reflected on the Balance Sheet are valid receivables subject to no material setoffs or counterclaims and are current and collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserve for bad debts reflected in the Balance reflected in the financial or accounting records of the Company that Sheet. To MNI'S knowledge, all accounts receivable have arisen since June 30, 1999 are valid receivables subject to no material setoffs or counterclaims and are collectible, net of a reserve for bad debts in an amount proportionate to the reserve reflected in the Balance Sheet.

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

              3.27 No Omissions or Untrue Statements: To the best of its knowledge no representation or warranty made by MNI to NACT or in this Agreement, the MNI Disclosure Schedule or in any certificate of a MNI officer required to be delivered to NACT pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date.

              3.28 Title. Each MNI Shareholder hereby represents and warrants the following for himself, herself or itself to NACT and as of the date hereof and the Closing Date: Each Shareholder has and as of the Closing Date shall have good and marketable title to the MNI Stock set forth opposite such Shareholder's name on the MNI Disclosure Schedule free and clear of all liens, security interests, claims, options, charges or encumbrances. None of the MNI Stock is subject to any outstanding agreements of sale or rights of third parties to acquire any interest therein. Each Shareholder has the right and authority to execute, deliver, and perform this Agreement and all agreements delivered in connection herewith and to sell and transfer the MNI Stock to NACT. This Agreement and any agreements executed in connection with this transaction constitute legal, binding and valid obligations of the Shareholder, enforceable in accordance with their respective terms.


                                       IV

                 REPRESENTATIONS AND WARRANTIES OF NACT AND SUB

              Except as set forth in the NACT Disclosure Schedule, NACT and SUB represents and warrants to, and agrees with, MNI as follows as of the date hereof and as of the Closing Date:

          4.1 Organization and Standing of NACT and SUB: NACT is a corporation duly organized, validly existing and in good standing under the laws of the State of Idaho, and has the corporate power to carry on its business as now conducted and to own its assets and is duly qualified to transact business as a foreign corporation in each state where such qualification is necessary except where the failure to qualify will not have a material adverse effect on the business or prospects of NACT. The copies of the Certificate of Incorporation and By-laws of NACT, as amended to date, and delivered to MNI, are true and complete copies of those documents as now in effect. SUB is a corporation duly organized and existing and in good standing under the laws of the State of Florida, and has the corporate power to carry on its businesses now conducted and to own its assets and is duly qualified to transact business as a foreign corporation in each state where such qualification is necessary except where the failure to qualify will not have a materially adverse effect on the business or properties of SUB. The copies of the certificate of incorporation and by-laws of SUB as amended to date and delivered to MNI, are true and complete copies of those documents as now in effect.

          4.2 Stockholder Approval: The Board of Directors of NACT has determined that the Merger is advisable and in the best interests of the stockholders of NACT and SUB, NACT's wholly owned subsidiary. Subject to its fiduciary obligations as advised in writing by counsel, SUB shall approve and adopt this Agreement and the Merger and any other matters to be submitted to SUB in connection therewith.

          4.3 No Conflict: The making and performance of this Agreement will not
    (i) conflict with the Certificate of Incorporation or the By-laws of NACT or SUB, (ii) violate any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which NACT or SUB is a party or by which NACT or SUB or any of their material assets, business, or operations may be bound or affected or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any material asset of NACT or SUB, or create any rights of termination, cancellation, or acceleration in any person under, any material agreement, arrangement, or commitment, or violate any provisions of any laws, ordinances, rules or regulations or any order, writ, injunction, or decree to which NACT is a party or by which NACT, or any of their material assets may be bound.

              4.4 Properties: Except as set forth in the NACT Disclosure Schedule, NACT or SUB have good and marketable title to all of the respective partys' assets and properties which it purports to own as reflected on the balance sheet included in the NACT Financial Statements (as hereinafter defined), or thereafter acquired.

              4.5 Capitalization: The Authorized capital stock of NACT consists of 45,000,000 shares of Common Stock, par value $0.02 (the "NACT Shares") of which 3,599,749 shares is issued. Such outstanding shares of Common Stock are duly authorized, validly issued, fully paid, and non-assessable. The NACT Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non assessable. With the exception of 800,000 options to purchase NACT common stock referenced in the NACT Due Diligence statement, there were no outstanding options, warrants or rights of conversion or other rights, agreements, arrangements or commitments relating to the capital stock of NACT or obligating NACT to issue or sell an aggregate number of shares of Common Stock. The authorized capital stock of SUB consists of 100,000 shares of common stock par value $.002 (the "SUB Shares") of which no shares are issued. All such shares are owned by NACT. Such outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable. As of the day hereof, there were no outstanding options, warrants or rights of conversion or other rights, agreements, arrangements or commitments relating to the capital stock of SUB or obligating SUB to issue or sell an aggregate number of shares of common stock.

              4.6 Governmental Approval; Consents: Except for the reports required to be filed in the future by NACT and those set forth in the Disclosure Schedule, and under the Securities Act, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by NACT with any governmental authority, domestic or foreign, federal, state or local, is required in connection with NACT's execution, delivery and performance of this Agreement. No consents of any other parties are required to be received by or on the part of NACT to enable NACT to enter into and carry out this Agreement.

              4.7 NACT Financial Statements: The consolidated financial statements of NACT (the "NACT Financial Statements") present fairly, in all material respects, the financial position of NACT as of the respective date thereof and the results of its operations and other information for the periods covered in accordance with GAAP and in accordance with Regulation S-X of the SEC (subject, in the case of unaudited interim period financial statements, to normal and recurring year-end adjustments which, individually or collectively, are not material).

              4.8 Adverse Developments: Since June 30, 1999 there have been no material adverse changes in the assets, liabilities, properties, operations or financial condition of NACT, and no event has occurred other than in the ordinary and usual course of business or as set forth in or in the NACT Financial Statements which could be reasonably expected to have a materially adverse effect upon NACT.

              4.9 Taxes: NACT has duly filed all returns required to be filed by it other than Returns which the failure to file would have no material adverse effect on the business of NACT. All such returns were, when filed, and to NACT's knowledge are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. NACT has paid or will pay in full or have adequately reserved against all Taxes otherwise assessed against it through the Closing Date. NACT is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and, to the knowledge of NACT, no claim for assessment or collection of any Tax has been asserted against NACT that have not been paid. There are no Tax liens upon the assets of NACT (other than the lien of personal property taxes not yet due and payable). There is no valid basis, to NACT's knowledge, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to NACT by any governmental authority.

              4.10 Litigation: Except as set forth on NACT Disclosure Schedule, there is no material claim, action, proceeding, or investigation pending or, to their knowledge, threatened against or affecting NACT before or by any court, arbitrator or governmental agency or authority. There are no material decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against NACT.

              4.11 Compliance with Laws and Regulations: To the best of their knowledge, NACT has complied and is presently complying, in all material respects, with all laws, rules, regulations, orders and requirements applicable to them in all jurisdictions in which their operations are currently conducted or to which they are currently subject.

              4.12 Governmental Licenses, Permits and Authorizations: NACT has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted. All such licenses, permits, authorizations and approvals are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.

              4.13 Liabilities: To the best of its' knowledge NACT does not have any material direct or indirect liabilities, as that term is defined in
    Section 3.25 ("NACT Liabilities"), whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement, other than (i) NACT Liabilities fully and adequately reflected or reserved against on the NACT Balance Sheet, (ii) NACT Liabilities incurred in the ordinary course of the business of NACT, and (iii) NACT Liabilities otherwise disclosed in this Agreement, including the Exhibits hereto.

              4.14 No Omission or Untrue Statement: To the best of their knowledge no representation or warranty made by NACT to MNI in this Agreement, in the NACT Disclosure Schedule or in any certificate of a NACT officer required to be delivered to MNI pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date.

              4.15 Restricted Transactions: NACT represents that it has not and warrants that it shall not: (i) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, split-off, spin-off, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of NACT capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

                                        V

                  STOCKHOLDER APPROVALS AND CLOSING DELIVERIES

              5.1 Stockholder Approvals: Subject to this Agreement and the Merger receiving all requisite stockholder approvals and subject to the other provisions of this Agreement, the parties shall hold a closing (the "Closing") on the next business day (or such later date as the parties hereto may agree) following the later of (a) receipt by MNI of consent approving the Merger, or (b) the business day on which the last of the conditions set forth in Articles VII and VIII hereof is fulfilled or waived (such later date, the Closing Date), simultaneously at the offices of NACT at 1181 S. Rogers Circle, Suite 5, Boca Raton, Florida 33487 and those of MNI at 9551 Irondale Avenue, Chatsworth, California 91311, or such other time and place as the parties may agree upon.

              5.2 MNI's Closing Deliveries: At the Closing, in addition to documents referred elsewhere, MNI shall deliver, or cause to be delivered, to NACT:

                  (a) a certificate, dated as of the Closing Date, executed by the Secretary of MNI, to the effect that representations and warranties contained in this Agreement are true and correct in all material respects at and as of the Closing Date and that MNI has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by MNI on or prior to the Closing Date;

                  (b) an opinion of MNI's counsel, in a form to be mutually agreed to prior to the Closing;

                  (c) certificates representing MNI Stock owned by all of the MNI Stockholders;

                  (d) Certified Resolutions of the Board of Directors
         & a majority of the Shareholders of MNI approving the transactions set forth herein;

                  (e) The MNI Disclosure Schedule;

                  (f) Such other documents as NACT or its counsel may reasonably require.

              5.3 Closing Deliveries to MNI: At the Closing, in addition to documents referred to elsewhere, NACT shall deliver to MNI:

                  (a) a certificate of NACT, dated as of the Closing Date, executed by the President or Chief Executive Officer of NACT to the effect that the representations and warranties of NACT contained in this Agreement are true and correct in all material respects and that NACT has complied with or performed in all material respects all terms, covenants, and conditions to be complied with or performed by NACT or prior to the Closing Date;

                  (b) an opinion of NACT's counsel, in a form to be mutually agreed to prior to the Closing;

                  (c) certificates representing the NACT Merger Stock issuable upon consummation of the Merger;

                  (a) the NACT Disclosure Schedule; and

                  (e) such other documents as MNI or it's counsel may reasonably require.

                                       VI

                        CONDITIONS TO OBLIGATIONS OF MNI

          The obligation of MNI to consummate the Closing is subject to the following conditions, any of which may be waived by it in its sole discretion:

          6.1 Compliance by NACT or SUB: NACT or SUB shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by NACT prior to or on the Closing Date;

          6.2 Accuracy of NACT's Representations: NACT's and SUB's representations and warranties contained in this Agreement (including the Disclosure Schedule) or any schedule, certificate, or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

          6.3 Documents: All documents and instruments required hereunder to be delivered by NACT to MNI at the Closing shall be delivered in form and substance reasonably satisfactory to MNI and its counsel.

      6.4 Tax Free Reorganization: The Merger shall qualify as a tax-free reorganization under the Internal Revenue Code.

      6.5 Litigation: No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or be threatened.

          6.6 Material Adverse Change: No material adverse change shall have occurred subsequent to June 30, 1999 in the financial position, results of operations, assets, liabilities or prospects of NACT nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, liabilities or prospects of NACT.

                                       VII

                        CONDITIONS TO NACT'S OBLIGATIONS

          NACT's obligation to consummate the Closing is subject to the following conditions, any of which may be waived by it in its sole discretion:

          7.1 Compliance by MNI: MNI shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by MNI prior to or on the Closing Date.

          7.2 Accuracy of Representations of MNI: The representations and warranties of MNI contained in this Agreement (including the exhibits hereto and the Disclosure Schedule) or any schedule, certificate, or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

          7.3 Material Adverse Change: No material adverse change shall have occurred subsequent to May 31, 1998 in the financial position, results of operations, assets, liabilities, or prospects of MNI, nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, liabilities, or prospects of MNI.

          7.4 Litigation: No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or to NACT's knowledge be threatened.

          7.5 Tax Free Reorganization: The Merger shall qualify as a tax-free reorganization under the Code.

          7.6 Documents: All documents and instruments required hereunder to be delivered by MNI to NACT at the Closing shall be delivered in form and substance reasonably satisfactory to NACT and its counsel.

          7.7 Conversion of Debt: Except to the extent provided in Section 1.4, MNI shall have no liabilities on the Closing Date.

          7.8 Additional Agreements: NACT shall have received certificates from all MNI Shareholders substantially in the form of Exhibit 1.

                                      VIII

                                   TERMINATION

       8.1 Termination Prior to Closing:

                       (a) If the Closing has not occurred by July 31, 1999, any party may terminate this Agreement at any time thereafter by giving written notice of termination to the other, provided, however, that no party may terminate this Agreement if such party has willfully or materially breached any of the terms and conditions hereof.

             (b) Prior to August 15, 1999, any party may terminate this Agreement following the insolvency or bankruptcy of the other party hereto, or if any one or more of the conditions to Closing set forth in
         Article VI or Article VII shall become incapable of fulfillment or there shall have occurred a material breach of the LOI and either such condition of breach shall not have been waived by the party for whose benefit the condition was established, then either MNI (in the case of a condition in Article VI) or NACT (in the case of a condition specified in Article VII may terminate this Agreement.

           8.2 Consequences of Termination: Upon termination of this Agreement pursuant to this Article VIII or any other express right of termination provided elsewhere in this Agreement, the parties shall be relieved of any further obligation to the others except as specified in Section 12.4; provided, however, that no termination of this Agreement, pursuant to this
    Article VIII hereof or under any other express right of termination provided elsewhere in this Agreement shall operate to release any party from any liability to any other party incurred before the date of such termination or from any liability resulting from any willful misrepresentation made in connection with this Agreement or willful breach hereof.

                                       IX

                              ADDITIONAL COVENANTS

          9.1 Mutual Cooperation: The parties hereto will cooperate with each other, and will use all reasonable efforts to cause the fulfillment of the conditions to the parties' obligations hereunder and to obtain as promptly as possible all consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement.

         9.2 Changes in Representations and Warranties of a Party: Between the date of this Agreement and the Closing Date, neither party shall directly or indirectly, enter into any transaction, take any action, or by inaction permit an event to occur, which would result in any of the representations and warranties of any party herein contained not being true and correct at and as of
(i) the time
immediately following the occurrence of such transaction or event or (ii) the Closing Date. A party shall promptly give written notice to the other party upon becoming aware of (A) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement and (B) any impending or threatened breach in any material respect of any of the representations and warranties contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

       9.3 Payment Obligations:

           (a) As used herein:

           (i) "Pre-Transaction Liquid Assets" shall refer to an amount equal to the sum of MNI's cash and cash equivalent and prepaid assets, such as deposits, as of June 30,1999, plus accounts receivable (revenues due for any service period prior to June 30, 1999 but not collected as of such date).

           (ii) "Pre-Transaction Liabilities" shall include all accounts payable and other third party liabilities of any description of MNI arising in the ordinary course of business prior to June 30, 1999.

         (b) After the Closing all Pre-Transaction Liquid Assets shall first be applied to the payment of the pre-Transaction Liabilities and the liability referred to in Section 9.3(d).

         (c) After the Merger, the Pre-Transaction Liquid Assets shall not be utilized for the payment of any liabilities arising in the ordinary course of business subsequent to June 30, 1999 nor shall proceeds arising and accounts receivables due for service periods subsequent to June 30, 1999 be applied in connection with payment of Pre-Transaction Liabilities. The debts and liabilities of MNI arising in the ordinary course of business subsequent to June 30, 1999 shall, after the Merger, be deemed NACT debts and shall be payable by NACT from NACT funds.

         (d) Notwithstanding anything herein to the contrary, "Pre-Transaction Liquid Assets" shall be applied to the liability of MNI not arising in the ordinary course of business, including expenses of this transaction, whether incurred prior or subsequent to June 30, 1999.

         (e) Nothing herein shall be deemed a waiver of the obligations of MNI to satisfy all debts of MNI as provided in Section 9.4.

          9.4 Covenant of MNI: Except as specifically provided in Section 9.3 above, MNI covenants that MNI shall be debt free after giving effect to application of MNI assets provided in Section 9.3 and the contribution to capital referred to therein.

                                        X

                                     BROKERS

          10.1 Brokers: NACT represents to MNI, and MNI represents to NACT, that there is no broker or finder entitled to a fee or other compensation for bringing the parties together to effect the Merger.

                                       XI

                                   SECURITIES

          11.1 Definitions: As used in this Article, the following terms shall have the following respective meanings:

                           (a) "Commission" shall mean the Securities and
Exchange Commission other Federal agency at the time administering the Securities Act.

                           (b) "Person" shall mean and include an individual corporation, a partnership, a trust, an unincorporated organization and a government or any department, agency or political subdivision thereof.

                           (c) "Holder" shall mean a MNI Stockholder or the MNI
Stockholder's permitted successors or assigns (other than pursuant to a permitted public sale).

                           (d) "Restricted Securities" shall mean the shares of
NACT Merger Stock issued hereunder.

                           (e) "Securities Act" shall mean the Securities Act
of 1933, as amended or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  (f) "Transfer" shall include any disposition of any Restricted Securities or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

          11.2 Restriction on Transfer: Each Stockholder represents and warrants that he is acquiring the Restricted Securities for investment and not for distribution. Such Stockholders acknowledge that the Restricted Securities may only be sold pursuant to an effective registration statement under the Securities Act or an exemption therefrom. The Restricted Securities and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, shall not be transferable except upon the conditions specified herein.

          Based upon execution of the Shareholder Certificate, the Representations herein and assuming no securities violations have occurred on behalf of MNI or its Stockholders, NACT represents and warrants that the initial issuance of the NACT Merger Stock to the MNI Stockholders is a private transaction, exempt from SEC registration requirements.

          11.3 Restrictive Legends: Each certificate for the Restricted Securities and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, and each certificate for any such securities issued to subsequent transferees of any such certificate shall contain a legend to the effect that:

               "The Restricted Securities covered by a certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of, unless registered pursuant to the provisions of that Act or an opinion of counsel to NACT is obtained stating that such disposition is in compliance with an available exemption from such registration. "

         11.4 Registration Rights NACT Warrants: NACT agrees to file the appropriate registration statement, of the underlying shares of NACT Common Stock represented by the one million warrants (1,000,000) payable under section
1.3 hereof, with the Securities and Exchange Commission within ninety (90) days of the Closing.

          11.5 Registration of NACT Common Stock:

               (a) Except for an Excusable Delay as hereinafter defined, NACT agrees to file, within ninety (90) days after the Closing, a "shelf" Registration Statement under Rule 415 promulgated under the Act on Form SB-2 (or such other form as counsel to NACT may reasonably determine is appropriate) to register under Section 5 of the Act two million (2,000,000) of the Restricted Shares. NACT shall use its reasonable best efforts to cause such Registration Statement to become effective six (6) months after the Closing (such date to be known as the "Outside Date"). Thereafter, NACT will prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and current for at least one hundred (120) days. If NACT fails to (1) file the Registration Statement or (2) to keep the Registration Statement effective and current (after it is declared effective), all as provided in this paragraph, the Holders may pursue all available remedies at law or equity against NACT for breach of such obligations.

               (b) In connection with any Registration Statement to be filed herein, NACT shall:

                       (i) furnish to each seller of the Restricted Securities
              such number of copies of such registration statement and of each such amendment or supplement thereto (in each case including all exhibits), including a preliminary prospectus, in conformity with the requirements of the Securities Act;

                       (ii) use its best efforts to register or qualify as
              required the Restricted Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the number of shares initially proposed to be registered is qualified.

                       (iii) notify each seller of Restricted Securities covered
              by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act within the appropriate period mentioned in Section 11.4, of the happening of any event as a result of which the Registration Statement, the prospectus or any document incorporated therein by reference, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading and at the request of such seller, prepare and furnish to such seller a post-effective amendment or supplement to the registration statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

               (d) All expenses incurred by NACT in complying with its obligations under this Section 11.5 and its subsections, including, without limitation, all registration and filing fees, fees and expenses of complying with securities and blue sky laws (to include California, New York, Texas, Colorado and Florida), printing expenses and fees and disbursements of counsel and of independent certified public accountants of NACT shall be paid by NACT, provided, however, that all underwriting discounts and selling commissions and stock transfer taxes applicable to the Restricted Securities covered by the registration effected hereof, and Holder's counsel fees, shall be borne by the seller or sellers thereof.

                  10.6 NACT Stock Option Plan: Prior to or immediately following the Closing, NACT will authorize the creation of a Stock Option Plan (the "Plan"). The Plan will authorize the issuance of one million two hundred and fifty thousand (1,250,000) options to purchase NACT Common Stock. The compensation committee of the Board of Directors of NACT will determine the distribution of the Plan. NACT agrees that two hundred thousand (200,000) options will be issued to consultants of MNI, designated by MNI in its' sole discretion. NACT will issue one hundred thousand (100,000) options, in its sole discretion.

         11.7 Indemnification By MNI: MNI and the Majority Shareholders shall jointly and severally indemnify NACT, its officers, directors, employees, agents and representatives, and hold NACT harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation attorneys fees and litigation costs) incurred or suffered by NACT:

                           (a) resulting from any misrepresentation, breach of
warranty or failure to perform any covenant or agreement of MNI contained in this Agreement;

                           (b) resulting from any employment, excess or property
taxes owing or arising on account of or in connection with the operation of MNI prior to the Closing; and

                           (c) resulting from any liability of MNI incurred or
resulting from activities that took place prior to the Closing not disclosed on the June 30, 1999 Balance Sheet and not incurred in the ordinary course of business between June 30, 1999 and the Closing

         11.8 Indemnification by NACT: NACT shall indemnify and hold harmless, MNI its officers, directors, employees, agents and representatives from and against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation attorneys fees and litigation costs) incurred or suffered by MNI Shareholders:

                           (a) resulting from any misrepresentation, breach of
warranty or failure to perform any covenant or agreement of NACT contained in this Agreement;

                           (b) resulting from any employment, excess or

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



property taxes owing or arising on account of or in connection with the operation of NACT prior to the Closing; and

                           (c) resulting from any liability of NACT incurred or
resulting from activities that took place prior to the Closing not disclosed on the June 30, 1999 Balance Sheet and not incurred in the ordinary course of business between June 30, 1999 and the Closing.

                                       XII
                                  MISCELLANEOUS

          12.1 Expenses: Except as otherwise provided herein, MNI and NACT shall each pay its own expenses incident to the negotiation, preparation, and carrying out of this Agreement, including legal and accounting and audit fees.

          12.2 Survival of Representations, Warranties and Covenants: All statements contained in this Agreement or in any certificate delivered by or on behalf of MNI or NACT pursuant hereto, or in connection with the actions contemplated hereby shall be deemed representations, warranties and covenants by NACT or MNI, as the case may be, hereunder. All representations, warranties, and covenants made by MNI or NACT in this Agreement, or pursuant hereto, shall survive the Closing.

          12.3 Publicity: NACT and MNI shall not issue any press release or make any other public statement, in each case, relating to, in connection with or arising out of this Agreement or the transactions contemplated hereby, without obtaining the prior approval of the other, which shall not be unreasonably withheld or delayed, except that prior approval shall not be required if, in the reasonable judgment of NACT, prior approval by MNI would prevent the timely dissemination of such release or statement in violation of applicable Federal securities laws, rules or regulations or policies of NASDAQ OTC Bulletin Board.

          12.4 Non Disclosure: MNI will not at any time after the date of this Agreement, without NACT's consent, except in the ordinary operation of its business, divulge, furnish to or make accessible to anyone any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or know-how, whether patentable or not, with respect to any confidential or secret aspects of MNI (including, without limitation, customer lists, supplier lists and pricing arrangements with customers or suppliers) ("Confidential Information"). NACT will not at any time after the date of this Agreement use, divulge, furnish to or make accessible to anyone any Confidential Information (other than to its representatives as part of its due diligence or corporate investigation). Any information, which (i) at or prior to the time of disclosure by either MNI or NACT was generally available to the public through no breach of this covenant, (ii) was available to the public on a nonconfidential basis prior to its disclosure by either MNI or NACT or (iii) was made available to the public from a third party provided that such third party did not obtain or disseminate such information in breach of any legal obligation of MNI or NACT, shall not be deemed Confidential Information for purposes hereof, and the undertakings in this covenant with respect to Confidential Information shall not apply thereto. The undertakings of MNI and NACT set forth above in this Section 12.4 shall terminate upon consummation of the Closing. If this Agreement is terminated pursuant to the provisions of Article VIII or any other express right of termination set forth in this Agreement, NACT shall return to MNI all copies of all Confidential Information previously furnished to it by MNI.

          12.5 Succession and Assignments and Third Party Beneficiaries: This Agreement may not be assigned (either voluntarily or involuntarily) by any party hereto without the express written consent of the other party. Any attempted assignment in violation of this Section shall be void and ineffective for all purposes. In the event of an assignment permitted by this Section, this Agreement shall be binding upon the heirs, successors and assigns of the parties hereto. There shall be no third party beneficiaries of this Agreement.

          12.6 Notices: All notices, requests, demands, or other communications with respect to this Agreement shall be in writing and shall be (i) sent by facsimile transmission, (ii) sent by the United States Postal Service, registered or certified mail, return receipt requested, or (iii) personally delivered by a nationally recognized express overnight courier service, charges prepaid, to the following addresses (or such other addresses as the parties may specify from time to time in accordance with this Section)

                    (a)     To NACT:

                       newagecities.com, Inc.
                       1181 South Rogers Circle, Suite 5
                       Boca Raton, Florida 33487


                       Phone No: (561) 989-0808
                       Fax No:   (561) 989-9404
                       Principal Contact: J. Ardito, Jr., CEO

                    (b)     To SUB:

                       Newagecities.com, Inc.
                       4910 Blue Lake Drive
                       2nd Floor Mezzanine
                       Boca Raton, Florida 33431

                    (c)     To MNI:

                       Member Net, Inc.
                       9551 Irondale Avenue
                       Chatsworth, California 91311

                       Phone No: (818) 718-0366
                       Fax No:   (818) 700-2835
                       Principal Contact: Andrew Garroni, Secretary

          Any such notice shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day delivered to such address or sent by facsimile transmission, (ii) the fifth business day following the date deposited with the United States Postal Service, or (iii) 24 hours after shipment by such courier service.

          12.7 Construction: This Agreement shall be construed and enforced in accordance with the internal laws of the State of Florida without giving effect to the principles of conflicts of law thereof.

         12.8 Counterparts: This Agreement may be executed in two

  or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

          12.9 No Implied Waiver; Remedies: No failure or delay on the part of the parties hereto to exercise any right, power, or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. All rights, powers, and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

          12.10 Entire Agreement: This Agreement, including the Exhibits and Disclosure Schedules attached hereto, sets forth the entire understandings of the parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written as to the subject matter hereof, and cannot be amended or changed except in writing, signed by the parties.


          12.11 Headings: The headings of the Sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

          12.12 Severability: To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted hereof and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

          12.13 Attorneys Fees: In the event any legal action is brought to interpret or enforce this Agreement, the party prevailing in such action shall be entitled to recover its attorneys' fees and costs in addition to any other relief that it is entitled.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.




          ATTEST:                                  NEWAGECITIES.COM, INC.
                                                   (an Idaho corporation)

          By:_________________________              By:_____________________
             Name: Ken Shenkman                     Name: J. Ardito, Jr.
             Title: President                       Title: CEO

          ATTEST:                                   NEWAGECITIES.COM, INC.
                                                    (a Florida corporation)

          By:_________________________              By:_____________________
             Name: Ken Shenkman                     Name: J. Ardito, Jr.
            Title: President                        Title: CEO

          ATTEST:                                   MEMBER NET, INC.


          By:_________________________              By:_____________________
             Name: Andrew Garroni                   Name: Robert Gould
            Title: Secretary                        Title: President




          ---------------------                     ---------------------
          John J. Gallagher                         Bruce K. Muhlfeld


          ---------------------                     ---------------------
          Robert Gould                              Nolan Quan


          ---------------------                     ----------------------
          Andrew Garroni                            Justin Hirsch

                               DISCLOSURE SCHEDULE
                               -------------------

                                MEMBER NET, INC.
                                ----------------

                                   Schedule A:
                                   -----------


         Section III: Warranties and Representations.
                  3.6 Contracts and Commitments - Attached.

                   (i) Independent Consultant Agreement dated
                   June 1, 1999, between Eric Lowe and
                   Member Net, Inc.
                   (ii) Independent Consultant Agreement dated
                   June 1, 1999, between Melina Ovanessian
                   and Member Net, Inc.
                   (iii) Independent Consultant Agreement dated
                   June 1, 1999, between Scott Gallagher
                   (iv) Technology Licensing Agreement dated
                   January 26, 1999 between Go Hip, Inc.
                   and Member Net, Inc.
                   (v) Transfer of Ownership Agreement dated
                   January 26, 1999. Between Alchemy
                   Communications, Inc. and Member Net,
                   Inc.

                  3.14 Financial Statements - Attached.

                  1. Member Net, Inc. Financial Statement June 30, 1999.

Schedule B:
-----------
                  3.7 Intellectual Property - Attached.

                  1. Technology Licensing Agreement dated
                  January 26, 1999 between Go Hip, Inc. and
                  Member Net, Inc.

                               DISCLOSURE SCHEDULE
                               -------------------

                             NEWAGECITIES.COM, INC.
                             ----------------------


Schedule A:
-----------

                  3.8      Financial Statements: Attached.